Exhibit 32.02
Certification of Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Under Armour, Inc. (the “Company”) hereby certifies, to such officer's knowledge, that:
(i) the annual report on Form 10-K of the Company for the period ended December 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 20, 2015

/s/ BRAD DICKERSON
Brad Dickerson
Chief Financial Officer
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Under Armour, Inc. and will be retained by Under Armour, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.